SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofThe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2004

IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  P.O. Box 834, Valley Forge, Pennsylvania      19482

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure

                  On June 30, 2004, IKON Office Solutions, Inc. (the “Company” or “IKON”) executed an Assignment and Amendment Agreement, among Heller Financial Canada, General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, IKON, and IKON Office Solutions Northern Ltd., to the Asset Purchase Agreement dated March 31, 2004 (“Purchase Agreement”), between IKON Canada and Heller Financial Canada (filed on Form 8-K with the Securities and Exchange Commission on April 2, 2004). A copy of the Assignment and Amendment Agreement is furnished with this report as Exhibit 2.1.

                 In addition, in connection with the closing of the transaction contemplated by the Purchase Agreement on June 30, 2004, IKON executed a Canadian Rider (the “Canadian Program Agreement”) among IKON, General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, and IKON Office Solutions Northern Ltd., to the Program Agreement dated March 31, 2004 among IKON, General Electric Capital Corporation, and GE Capital Information Technology Solutions, Inc. (filed on Form 8-K with the Securities and Exchange Commission on April 2, 2004). A copy of the Canadian Program Agreement is furnished with this report as Exhibit 10.1.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

c.	The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:
2.1	Assignment and Amendment Agreement dated June 30, 2004 among Heller Financial Canada, General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, IKON Office Solutions, Inc., and IKON Office Solutions Northern Ltd., to the Asset Purchase Agreement dated March 31, 2004, between IKON Canada and Heller Financial Canada.

10.1	Canadian Rider, dated June 30, 2004, among IKON Office Solutions, Inc., General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, and IKON Office Solutions Northern Ltd., to the Program Agreement dated March 31, 2004 among IKON Office Solutions, Inc., General Electric Capital Corporation, and GE Capital Information Technology Solutions, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Kathleen M. Burns Kathleen M. Burns Vice President and Treasurer

Dated: July 7, 2004